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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
SUBSIDIARY                                   STATE OF INCORPORATION   DOES BUSINESS AS
-------------------------------------------- ------------------------ -------------------------
3057011 Canada, Inc.                         Ontario, Canada
Answer Iowa, Inc.                            Iowa                     Westlink Paging
Arch Canada, Inc.                            Ontario, Canada
Arch Capitol District, Inc.                  New York                 Page New York
Arch Communications Enterprises, Inc.        Delaware                 Arch Nationwide Paging
                                                                      AD-VU
Arch Communications Services, Inc.           New York                 Page New York
Arch Connecticut Valley, Inc.                Massachusetts            Page New England
Arch Michigan, Inc.                          Delaware                 Page Michigan
Arch Southeast Communications, Inc.          Delaware                 Page South
                                                                      Interlink Communications
                                                                      Easy Beep
                                                                      First Page
                                                                      Pro Paging

Becker Beeper, Inc.                          Illinois                 Becker Beeper
The Beeper Company of America, Inc.          Colorado                 The Beeper Company
PCI Holding Company                          Pennsylvania             USA Mobile
Per-Com Wireless Enterprises, Inc.           Ontario, Canada
Premiere Page of Kansas, Inc.                Kansas                   USA Mobile
Professional Communications, Inc. (NY)       New York                 USA Mobile
Professional Communications, Inc. (PA)       Pennsylvania             USA Mobile
Professional Electronics, Inc.               Pennsylvania             USA Mobile
Q Media Company - Paging, Inc.               Delaware                 USA Mobile
Q Media Company - Paging, Inc.               Kansas                   USA Mobile
Q Media Paging - Alabama, Inc.               Delaware                 USA Mobile
USA Mobile Communications, Inc. II           Delaware                 USA Mobile
USA Mobile Communications, Inc. III          Delaware                 USA Mobile
W.Q. Communications, Inc.                    Kansas                   USA Mobile
The Westlink Company                         Delaware                 Westlink Paging
The Westlink Paging Company of New Mexico,   New Mexico               Westlink Paging
Inc.
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